Exhibit 8.2

[Letterhead of Simpson Thacher & Bartlett LLP]

May 21, 2004

Apogent Technologies Inc.
30 Penhallow Street
Portsmouth, NH 03801

Re:	Agreement and Plan of Merger dated March 17, 2004 among Fisher Scientific International Inc., Fox Merger Corporation and Apogent Technologies Inc.

Ladies and Gentlemen:

     We have acted as U.S. counsel to Apogent Technologies Inc., a Wisconsin corporation (the “Company”), in connection with the Agreement and Plan of Merger dated as of March 17, 2004, by and among the Company, Fisher Scientific International Inc., a Delaware corporation (“Parent”), and Fox Merger Corporation, a Wisconsin corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”), as amended on April 16, 2004 (including the exhibits thereto, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”) on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.” For purposes of this opinion, capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with the Registration Statement on Form S-4 (Registration No. 333-114548) (the “Registration Statement”) filed by Parent under the Securities Act of 1933, as amended, relating to the proposed Merger pursuant to the Merger Agreement.

     We have examined (i) the Merger Agreement, (ii) the Registration Statement, and (iii) the representation letters of Parent and the Company delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Parent and the Company in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Representation Letters “to the knowledge of”, or based on the belief of Parent, Merger Sub or the Company or similarly qualified, are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, the discussion contained in the Registration Statement under the caption “Certain U.S. Federal Income Tax Consequences of the Merger” constitutes, in all material respects, an accurate summary of the U.S. federal income tax matters described therein.

     We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law or with respect to other areas of U.S. federal taxation.

     We do not express any opinion herein concerning any law other than the federal law of the United States.

     We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the use of our name under the caption “Certain U.S. Federal Income Tax Consequences of the Merger” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP